Exhibit 10.1

SUBSCRIPTION AGREEMENT

Cell Genesys, Inc.

500 Forbes Blvd.

South San Francisco, CA 94080

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between Cell Genesys, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 7,109,005 units (the “Units”), each consisting of (i) one share (the “Share,” collectively, the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant (the “Warrant,” collectively, the “Warrants”) to purchase one and two tenths (1.2) shares of Common Stock (and the fractional amount being the “Warrant Ratio”), in substantially the form attached hereto as Exhibit B, subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $4.22 per Unit (the “Purchase Price”). The Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”.

3. The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, (3) a preliminary prospectus supplement to the Base Prospectus, dated May 9, 2008 (the “Preliminary Prospectus”) and (4) a final Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus Supplement and that there is no minimum offering amount.

5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows:

Delivery versus payment (“DVP”) through DTC (i.e., at closing, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Credit Suisse Securities (USA) LLC (“CS”) identified by the Investor; upon receipt of such Shares, CS shall promptly electronically deliver such shares to the Investor, and simultaneously therewith payment shall be made by CS by wire transfer to the Company) NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY CS OF THE ACCOUNT OR ACCOUNTS AT CS TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT CS TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The executed Warrant shall be delivered in accordance with the terms thereof.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

___________________________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated May 16, 2007, which is a part of the Company’s Registration Statement, the Prospectus Supplement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or CS on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: May , 2008

INVESTOR

By:
Name:
Title:
Address:

Agreed and Accepted

this 9th day of May, 2008:

CELL GENESYS, INC.

By:
Title:

(Signature Page to Subscription Agreement)

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2. Agreement to Sell and Purchase the Units; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 RESERVED

2.3 Investor acknowledges that the Company has agreed to pay Credit Suisse Securities (USA) LLC, as lead placement agent, and Canaccord Adams Inc. and Cantor Fitzgerald & Co., as co-placement agents (the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Units to the Investor.

2.4 The Company has entered into a Placement Agency Agreement, dated May 9, 2008 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s Form 8-K filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

2.5 The Company covenants and agrees to use its commercially reasonable best efforts to keep the Registration Statement effective for as long as is needed to deliver freely tradable Exercise Shares (as such term is defined in the Warrant to Purchase Common Stock entered into by the Company in connection with the Offering).

3. Closings and Delivery of the Units and Funds.

3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (c)the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Company’s Obligations. (a) The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the condition that the Placement Agents shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied.

3.3 Delivery of Funds.

(a) RESERVED

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at CS to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.

3.4 Delivery of Shares.

(a) RESERVED

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify CS of the account or accounts at CS to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at CS identified by Investor and simultaneously therewith payment shall be made by CS by wire transfer to the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the

Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Disclosure Package.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5 Since the date on which the Placement Agents first contacted such Investor about the Offering, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality. The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Covenants.

5.1 Certain Definitions. For purposes of this Section 5, the following terms shall have the respective meanings set forth below:

“Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company, including, without limitation, the Company’s deferred compensation arrangements, pursuant to which the Company’s securities, including, without limitation, restricted stock or restricted stock units, may be issued to any employee, officer or director for services provided to the Company.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Excluded Securities” means Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon conversion of any Options or Convertible Securities that are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof, (iv) in connection with any strategic acquisition or similar strategic transaction involving the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital (for the avoidance of doubt it being understood that an equity issuance in connection with a collaboration, licensing or similar arrangement with a strategic partner will not be deemed to have the primary purpose of raising equity capital), and (v) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Act).

“Market Price” means the closing bid price for the Common Stock of the Company on the Principal Trading Market on the applicable day.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Principal Trading Market” means the Nasdaq Capital Market so long as the Common Stock is listed and traded on the Nasdaq Capital Market, or if the Common Stock is not then listed and traded on the Nasdaq Capital Market, then the principal market on which the Common Stock is then listed or traded, including any market that is a part of the Nasdaq Stock Market, or the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board.

5.2 Company Lock-up. (a) Subject to Section 5.4, from the date hereof until the three (3) month anniversary of the Closing Date, the Company will not, without the consent of the

Investor, (i) amend, modify or change the terms of any warrants to acquire Common Stock outstanding on the date hereof or (ii) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement, other than of Excluded Securities, being referred to as a “Subsequent Placement”); provided that the foregoing restriction shall not apply to any Subsequent Placement of Common Stock only to a strategic partner at a price per share not less than the then-current closing bid price of the Common Stock (an “At-Market Strategic Financing”).

(b) Subject to Section 5.4, from the three (3) month anniversary of the Closing Date through the six (6) month anniversary of the Closing Date, the Company will not, without the consent of the Investor, (i) amend, modify or change the terms of any warrants to acquire Common Stock outstanding on the date hereof or (ii) enter into any Subsequent Placement unless the effective per share purchase price for the Common Stock in such Subsequent Placement is above $4.22 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction; provided that the foregoing shall not apply to an At-Market Strategic Financing, which At-Market Strategic Financing may also include co-investment by one or more of the Company’s then 25 largest stockholders investing on the same terms as the strategic investor.

(c) From the date hereof until the six (6) month anniversary of the Closing Date, the Company will not issue any Common Stock of the Company pursuant to a drawdown under the Company’s Committed Equity Financing Facility entered into with Kingsbridge Capital Limited dated as of February 5, 2007.

5.3 Investor Participation. Subject to Section 5.4, from the date hereof until the nine (9) month anniversary of the Closing Date, the Company shall not effect any Subsequent Placement (which for purposes of this Section 5.3 shall not include any issuance pursuant to the CEFF following the expiry of the restrictions provided for in Section 5.3(c)) unless the Company shall have first complied with this Section 5.3.

(a) The Company shall deliver to the Investor awritten notice (the “Offer Notice”) of any proposed or intended issuance or sale (the “Offer”) of the Common Stock or Common Stock Equivalent being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued or sold or exchanged (which may specify a range or prices and terms), and the number or amount of the Offered Securities to be issued or sold or exchanged (which may specify a range of number and amount), (3) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued or sold and (4) offer to issue and sell to the Investor at least 30% of the Offered Securities actually sold (if any) in such Subsequent Placement.

(b) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion that the Investor elects to purchase (the “Notice of Acceptance”). If no Notice of Acceptance is received by the Company from the Investor during the Offer Period, then the Investor shall be deemed to have declined the Offer.

(c) The Company shall have twenty-five (25) Business Days from the expiration of the Offer Period above, subject to extension at the discretion of the Company with the consent of the Investor, such consent not to be unreasonably withheld, to offer, issue or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the eligible Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, Unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(d) Upon the closing of the Subsequent Placement (if any), the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer under which the Offered Securities are actually sold. If the Company does not consummate the closing of the Subsequent Placement within twenty-five (25) Business Days of the expiration of the Offer Period, the Company shall not be required to issue to the Investor any of the Offered Securities. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and their respective counsel.

(e) Any Offered Securities not acquired by the Investor or other persons in accordance with Sections 5.3(c) or 5.3(d) above may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement, provided that, with respect to any such re-offer, in accordance with Section 5.3(c), the Offering Period shall only be one (1) Business Day.

(f) Notwithstanding anything to the contrary in this Section 5.3 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of material non-public information, by the twentieth (20th) Business Day, subject to extension at the discretion of the Company with the consent of the Investor, such consent not to be unreasonably withheld following delivery of the Offer Notice. If by the twentieth (20th) Business Day following delivery of the Offer Notice, or later day if extended as set forth above, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 5.3. The Company shall not be permitted to deliver more than one such Offer Notice to the Investor in any 60 day period.

5.4 Excluded Securities Transactions. The restrictions contained in Sections 5.2 and 5.3 shall not apply in connection with the issuance of any Excluded Securities.

5.5 Variable Securities. For a period of two years following the Closing Date, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including, by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable, except with respect to Excluded Securities.

5.6 Expense Reimbursement. The Company shall pay Investor’s reasonable expenses relating to the investment made pursuant to this Agreement, including, but not limited to, legal and due diligence costs, payable regardless of whether the Closing shall occur, which may be deducted from its funding obligations at the Closing.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agent shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Cell Genesys, Inc.

500 Forbes Blvd.

South San Francisco, CA 94080

Attention: Chief Financial Officer

Facsimile: (650) 266-3000

with copies to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Attention: Sam Zucker, Esq.

Facsimile: (650) 473-2601

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

13. Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14. Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

CELL GENESYS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:	__________________

2. The relationship between the Investor and the registered holder listed in response to item 1 above:	__________________

3. The mailing address of the registered holder listed in response to item 1 above:	__________________

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	__________________

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	__________________

6. DTC Participant Number:	__________________

7. Name of Account at DTC Participant being credited with the Shares:	__________________

8. Account Number at DTC Participant being credited with the Shares:	__________________

A-1

Exhibit B

Form of Warrant

B-1